Exhibit 10.(k)
Coeur d’Alene Mines Corporation
Cash-Settled Restricted Stock Unit Award Agreement
(2003 Long-Term Incentive Plan)
     You have been selected to receive a grant of Cash-Settled Restricted Stock Units pursuant to the Coeur d’Alene Mines Corporation 2003 Long-Term Incentive Plan (the “Plan”), as specified below:
     Participant:
     Date of Grant:
     Number of Cash-Settled Restricted Stock Units Granted:
     Lapse of Restriction Dates:

Date on Which	Number of RSU’s for	Cumulative Number of RSU’s
Restrictions Lapse	Which Restrictions Lapse	for Which Restrictions Lapse

This document constitutes part of the prospectus covering
securities that have been registered under the Securities Act of 1933.
     THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of Cash-Settled Restricted Stock Units by Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
     The Plan provides a complete description of the terms and conditions governing the Restricted Stock Units. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
     1. Employment With the Company. Except as may otherwise be provided in Sections 3 or 4, the Restricted Stock Units granted hereunder are granted on the condition that the Participant remains an Employee of the Company from the Date of Grant through (and including) each of the separate Lapse of Restriction Dates, as set forth above (each such time period is referred to herein as a “Period of Restriction”).
RSU Agreement

     This grant of Restricted Stock Units shall not confer any right to the Participant (or any other Participant) to be granted Restricted Stock Units or other Awards in the future under the Plan.
     2. Removal of Restrictions. Except as may otherwise be provided herein and in the Plan, the number of Restricted Stock Units granted pursuant to this Agreement shall become payable to the Participant on the date and in the amount set forth under the Lapse of Restriction Dates above, subject to applicable federal and state securities laws.
     3. Termination of Employment.
(a)	By Death, Disability, or Retirement. In the event the employment of the Participant is terminated due to death, Disability, or Retirement during the Periods of Restriction, the Periods of Restriction and the restrictions imposed on the Restricted Stock Units granted under this Award shall immediately lapse with all such Restricted Stock Units becoming payable to the Participant or his or her estate, subject to applicable federal and state securities laws. For the purposes of this Agreement, “Disability” shall mean the date upon which the Participant becomes entitled to receive benefits pursuant to the Company’s long-term disability plan then in effect. For the purposes of this Agreement, “Retirement” shall mean: (i) any termination of the Participant’s employment other than for Cause after the Participant has attained sixty-five (65) years of age; or (ii) a retirement approved by the Board.

(b)	Termination for Other Reasons. In the event of the Participant’s termination of employment with the Company for any reason other than death, Disability, or Retirement, all Restricted Stock Units still subject to a Period of Restriction and other restrictions shall be forfeited by the Participant to the Company. The transfer of employment of the Participant between the Company and any Subsidiary (or between Subsidiaries) shall not be deemed a termination of employment for the purposes of this Agreement.
     4. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company during the Periods of Restriction and prior to the Participant’s termination of employment, the Periods of Restriction and restrictions imposed on the Restricted Stock Units shall immediately lapse, with all such Restricted Stock Units vesting and becoming payable to the Participant, subject to applicable federal and state securities laws.
     5. Nontransferability. During the Periods of Restriction, Restricted Stock Units granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of Restricted Stock Units is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock Units, the Participant’s right to such Restricted Stock Unit shall be immediately forfeited by the Participant to the Company, and this Agreement shall lapse.
RSU Agreement

     6. Recapitalization. In the event there is any change in the Company’s Shares through the declaration of stock dividends or through recapitalization resulting in stock splits or through merger, consolidation, exchange of shares, or otherwise, the number of Restricted Stock Units subject to this Agreement may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.
     7. Tax Withholding. The Company shall have the power and the right to deduct or withhold an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.
     8. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Vice President Human Resources of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
     9. Continuation of Employment. This Agreement shall not confer upon the Participant any right to continue employment with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.
     10. Miscellaneous.
(a)	This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)	The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(d)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
RSU Agreement

(e)	All obligations of the Company under the Plan and this Agreement, with respect to the Restricted Stock Units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Idaho.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of                                         .

Coeur d’Alene Mines Corporation

ATTEST:	By:

Participant
RSU Agreement

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